                    RESIGNATION AND NON-COMPETITION AGREEMENT


         Resignation and Non-Competition Agreement (this "Agreement"), dated this 4th day of January, 2001, by and between Bernard Chaus, Inc. (the "Company"), a New York corporation and Ivy Karkut (the "Executive").

                               W I T N E S S E T H
                               -------------------

         WHEREAS, the Executive serves as President of the Company pursuant to the terms of an Employment Agreement (the "Employment Agreement") dated November 5, 1999;

         WHEREAS, the Executive serves as a member of the Company's board of directors (the "Board");

         WHEREAS, the Executive intends to resign as an employee under the Employment Agreement and as a member of the Board, and the Company desires to accept such resignation upon the terms and conditions provided in this Agreement; and

         WHEREAS, the Executive and the Company desire to enter into this resignation and non-competition agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

         1. RESIGNATION FROM EMPLOYMENT; RESIGNATION FROM THE BOARD; TERMINATION OF EMPLOYMENT AGREEMENT. Effective on January 10, 2001 (the "Effective Date"), the Executive hereby resigns from her position as President and shall cease to be an employee of the Company. Executive resigns from her position as a member of the Board effective on the date hereof. The Employment Agreement is hereby terminated, except that: (i) the paragraphs in the Employment Agreement opposite the captions "Non-Competition" and "Non-Solicitation Period" shall survive for a period of twelve (12) months following the Effective Date and (ii) the paragraphs in the Employment Agreement opposite the captions "Confidentiality" and "Remedies" shall survive indefinitely. The termination of the Employment Agreement shall be deemed by mutual consent. From and after the Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement.

         2. NON-COMPETITION PAYMENTS. Subject to Section 5 hereof, the Company shall make non-competition payments to the Executive as follows: (i) the Company shall pay to the Executive for a period of twelve (12) months following the Effective Date: (x) the Executive's base salary of $900,000 per year (as set forth in the Employment Agreement), payable in twelve (12) equal monthly installments and (y) the Executive's automobile allowance (as set forth in the Employment Agreement), and (ii) the Executive's medical insurance currently in effect

(including dental and eye care) and life insurance and long term disability coverage currently in effect, shall remain effective for a period of twelve (12) months following the Effective Date.

         3. COBRA. Pursuant to the requirements of COBRA, the Executive and the Executive's covered dependents, if any, are eligible to continue medical insurance coverage for eighteen (18) months from the date of the Executive's termination of employment with the Company inclusive of the twelve (12) month period referred to in Section 2(ii) above. The balance of the eighteen (18) month period shall be covered at the Executive's expense, subject to her provision of notice that she elects to continue such coverage.

         4. STOCK OPTIONS. Options to purchase 168,750 shares of the Company's common stock have already vested pursuant to the Employment Agreement and Options to purchase an additional 168,750 shares of the Company's common stock shall vest on the Effective Date (collectively, the "Vested Options"). The Executive may exercise the Vested Options at the exercise price set forth in the Employment Agreement during the period of thirty (30) days following the Effective Date. Any of the Vested Options not exercised during such 30-day period and the remaining 337,500 Options originally granted to the Executive shall be forfeited.

         5. TERMINATION OF THE NON-COMPETITION PAYMENTS. The non-competition payments set forth in Section 2 hereof shall terminate immediately upon the Executive's acceptance of a position as employee (including self-employment) or consultant with another entity, and the Executive hereby agrees to provide immediate notice to the Company of her acceptance of any such position.

         6. GENERAL RELEASE AND WAIVER.

            a. The Executive hereby agrees to release, remise, acquit and discharge the Company and its partners, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns, jointly and severally, from any and all claims, known or unknown, which the Executive, her heirs, successors, or assigns have or may have against any of such parties and any and all liability which any of such parties may have to the Executive whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated, including, but not limited to, any and all matters arising out of or relating to the Executive's employment by the Company and the cessation of said employment, including the termination of the Employment Agreement, claims of discrimination under the Civil Rights Act of 1866, as amended, the Civil Rights Act of 1991, as amended, the Age Discrimination in Employment Act of 1967, as amended, Title VII of the United States Civil Rights Act of 1964, as amended, 42 U.S.C. Section 1981, New York Executive Law Section 296, as amended, the New York State Human Rights Law or any other federal, New Jersey or other state or local law concerning wages, employment and discharge, any other law, rule, or regulation or workers' compensation or disability claim under any such laws. Notwithstanding any other provision of this Agreement, this release is not intended to interfere with the Executive's right to file a charge with the U.S. Equal Employment Opportunity Commission in connection with any claim the Executive believes she may have against the

Company. However, by executing this Agreement, the Executive hereby agrees to waive the right to recover damages in any proceeding she may bring before the U.S. Equal Employment Opportunity Commission or in any proceeding brought by the U.S. Equal Employment Opportunity Commission on the Executive's behalf. This release relates to claims arising from and during the Executive's employment relationship with the Company or as a result of the termination of such relationship. This release is for any relief, no matter how denominated, including but not limited to wages, back pay, front pay, tort claims, compensatory damages or punitive damages, in any such case whether or not such claims have been previously asserted by the Executive. The Executive hereby further agrees that she will not file or permit to be filed on the Executive's behalf any such released claim. This release shall not apply to the obligations set forth in this Agreement.

            b. The Company agrees to release, remise, acquit and discharge the Executive, her successors and assigns, from any and all claims known, or with reasonable diligence should be known, to it, which it may have against Executive, whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from and during Executive's employment relationship with the Company or as a result of the termination of such relationship. The Company agrees not to file or permit to be filed on its behalf any such released claim. This release shall not apply to the obligations set forth in this Agreement. The Company represents that it is not currently aware of any potential claims against Executive.

            c. The Executive hereby expressly acknowledges that the payments and benefits being offered to the Executive hereby constitute consideration for the foregoing release by Executive.

            d. The Company hereby expressly acknowledges that the agreements and release from Executive contained herein constitute consideration for the foregoing release by the Company.

         7. NO ADMISSION. This Agreement does not constitute an admission of liability of any kind by the Company or Executive.

         8. RETURN OF THE COMPANY PROPERTY; ACCRUED EXPENSES. Prior to the Effective Date, the Executive shall return to the Company any of the Company's property in her possession. The Company shall reimburse Executive for any expenses incurred by her during the term of her employment, upon presentation of customary supporting documentation.

         9. EXECUTIVE'S ACKNOWLEDGMENT. The Executive hereby acknowledges and represents to the Company that she has had an opportunity to consult with attorneys and other advisers of her choosing regarding this Agreement, that she has reviewed all of the terms of this Agreement and that she fully understands all of its provisions, including, without limitation, the general release and waiver set forth therein. By executing this Agreement, the Executive hereby acknowledges that she is agreeing to all of the terms of this Agreement and intends to be legally bound thereby.

         10. NOTICES. For the purposes of this Agreement, notices and other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, received by overnight courier or three (3) days after mailing if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at its principal executive office and to the Executive at the address reflected in the Company's records as the Executive's principal residence, or such other respective address as is last given by either party to the other, provided that all notices to the Company shall be directed to the attention of the Chairperson of the Board of Directors.

         11. SUCCESSORS AND ASSIGNS.

             a. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns, and the term the "Company" as used herein shall include its successors and assigns. The terms "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

             b. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, her heirs, beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall be binding upon and inure to the benefit of the Executive, her heirs, beneficiaries and legal representatives.

         12. D&O INDEMNIFICATION. The Company shall indemnify Executive against liabilities incurred by her in her capacity as an officer and/or director of the Company to the full extent provided in the Company's Certificate of Incorporation and by-laws as in effect on the date of her resignation.

         13. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party which is not expressly set forth in this Agreement.

         14. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of law principles thereof.

         15. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         16. ENTIRE AGREEMENT AND EFFECT ON OTHER AGREEMENTS. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, oral or written (including the Employment Agreement, other than those provisions of the Employment Agreement which expressly survive pursuant to
Section 1 hereof), between the parties hereto on the subject matter hereof. The payments and benefits provided to the Executive under this Agreement are in lieu of all other salary or benefits to which the Executive may otherwise be entitled under all other agreements, plans, policies, practices and arrangements (including the Employment Agreement).

         17. TAXES. The parties acknowledge and agree that the Company shall continue to withhold taxes in the same manner as the Company withheld taxes under the Employment Agreement.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, which together shall constitute one agreement. It shall not be necessary for each party to sign each counterpart so long as each party has signed at least one counterpart.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the date set forth above.


                                       BERNARD CHAUS, INC.

                                       By: /s/ Nicholas DiPaolo
                                           -----------------------------------
                                           Name:  Nicholas DiPaolo
                                           Title: Vice Chairman and Chief
                                                  Operating Officer

                                       /s/ Ivy Karkut
                                       ---------------------------------------
                                       Ivy Karkut